Exhibit 99.1

Media Inquiries:

Lauren Barbiero

W2O Group

646-564-2156

lbarbiero@w2ogroup.com

Investor Inquiries:

Jim Goff

AveXis, Inc.

650-862-4134

jgoff@avexis.com

AveXis Announces Alignment with FDA on GMP Commercial Manufacturing Process for AVXS-101

— Agency is supportive of proposed analytical methods and comparability protocol —

—  AveXis anticipates initiating U.S. SMA Type 1 and Type 2 trials in Q3 2017 with product from new process —

—  AveXis manufacturing facility is fully operational for GMP product production —

— Conference call and webcast today at 4:30 p.m. EDT —

Chicago, Ill. (June 14, 2017) — AveXis, Inc. (NASDAQ: AVXS), a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases, today announced alignment with the U.S. Food and Drug Administration (FDA) on the company’s Good Manufacturing Practice (GMP) commercial manufacturing process for AVXS-101 following the receipt of minutes from the Type B Chemistry Manufacturing and Controls (CMC) meeting. This alignment includes support for the proposed commercial manufacturing process, the proposed analytical methods and corresponding qualification and validation plans — inclusive of key release assays such as potency, purity and identity — and the proposed comparability protocol, which helps assess how similar the product derived from the GMP process is to the original product used in the Phase 1 trial of AVXS-101 in patients with spinal muscular atrophy (SMA) Type 1.

Key components of the scalable, GMP commercial manufacturing process are as follows:

•                  AveXis will continue to utilize HEK293 cells and an adherent cell line.

•                  The commercial-scale GMP process will not include the use of Hyperstacks for AAV9 vector production.

•                  The company has instead identified a novel adherent cell culture approach that can more reliably produce product and has greater surface area to potentially increase productivity relative to Hyperstacks.

•                  Additional process development improvements, both up- and downstream, were implemented to meet global regulatory GMP expectations as well as to meet projected global patient demand.

•                  AveXis plans to use the GMP process for all clinical and commercial needs moving forward, including the company’s new Rett and ALS programs.

Overall, the company believes there is alignment with the FDA on its panel of analytical methods and the proposed assay qualification/validation plans. Analytical methods are used to assess how reliably and consistently the key product characteristics can be determined in order to ensure patients receive safe and effective product.

In the meeting minutes, the FDA made a request that the company complete implementation of its potency assay qualification plan, presented in the meeting, prior to initiation of upcoming clinical studies. This assay utilizes the Delta 7 mouse model, which has been used historically to assess AVXS-101 potency but now incorporates additional elements to make it acceptable to global regulatory authorities. Specifically, the agency stated, “We believe that your potency assay development and qualification plans have the potential to result in an acceptable potency assay, and we are encouraged that the assay includes reference controls that allow for calculation of relative potency and that the assay qualification will include 3 independent runs. However, we do not have enough information to predict the feasibility of your plans.”

The company has already initiated the work necessary to address this request and expects to have the data ready to submit to the FDA in the August timeframe. AveXis plans to initiate a pivotal study trial of AVXS-101 in SMA Type 1 in the U.S. and a Phase 1/2a trial of AVXS-101 in SMA Type 2 in the U.S. later in the third quarter of 2017, pending agreement from the FDA that these data are sufficient.

“The goal of the CMC meeting was to align with FDA on our commercial manufacturing process, analytical methods and comparability protocol, all three of which we believe were achieved in this collaborative and constructive discussion,” said Sean Nolan, President and Chief Executive Officer of AveXis. “The team has already made progress toward addressing the FDA’s request regarding potency assay qualification, and we anticipate only a modest impact to timelines. We are pleased with the outcomes of the meeting and the progress we have made at the AveXis facility, and, most importantly, believe we have a scalable GMP commercial process in place to fulfill future patient demand and a path forward to potentially utilize the Phase 1 data in our regulatory pathway.”

Additionally, FDA is aligned with the company’s proposed comparability protocol to assess the similarity of key characteristics of the Nationwide Children’s Hospital (NCH) product, used in the Phase 1 SMA Type 1 study, with the product derived from the new GMP manufacturing process. Data from this comparability work is ongoing and will include the above-mentioned potency qualification data, which will be incorporated into the data package along with the full Phase 1 clinical data, that will be reviewed and discussed at the upcoming end-of-Phase 1 meeting, likely to be requested later in August. This meeting will help further inform the regulatory pathway options for AVXS-101. The company anticipates providing an update on the outcome of that meeting once the official minutes are available, which is anticipated to be in the fourth quarter of 2017.

The company has previously stated that having its own manufacturing facility is a key strategic capability necessary to be successful in gene therapy. The company today reported that the AveXis manufacturing facility is now fully operational for on-going GMP production.

•                  Product for the planned SMA Type 1 pivotal trials and the Type 2 Phase 1/2a trial using intrathecal delivery has been produced at the AveXis-owned facility, and will be used to initiate the trials, pending FDA review of the potency assay qualification described above and FDA agreement that designated batches of the product are appropriate for a Phase 3 clinical study.

•                  The AveXis facility will be the primary production site to meet projected commercial demand, and the company will use contract manufacturing organizations to supplement production.

Today’s Conference Call Information

AveXis will host a conference call and webcast at 4:30 p.m. EDT today, June 14, 2017. Analysts and investors can participate in the conference call by dialing (844) 889-6863 for domestic callers and (661) 378-9762 for international callers, using the conference ID 39420674. The webcast can be accessed live on the Events and Presentations page in the Investors and Media section of the AveXis website, www.AveXis.com. The webcast will be archived on the company’s website for 90 days and will be available for telephonic replay for 14 days following the call by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International), conference ID 39420674.

About SMA

SMA is a severe neuromuscular disease characterized by the loss of motor neurons leading to progressive muscle weakness and paralysis. SMA is caused by a genetic defect in the SMN1 gene that codes SMN, a protein necessary for survival of motor neurons. The incidence of SMA is approximately one in 10,000 live births.

The most severe form of SMA is Type 1, a lethal genetic disorder characterized by motor neuron loss and associated muscle deterioration, which results in mortality or the need for permanent ventilation support before the age of two for greater than 90 percent of patients. SMA Type 1 is the leading genetic cause of infant mortality.

About AVXS-101

AVXS-101 is a proprietary gene therapy candidate of a one-time treatment for SMA Type 1 and is designed to address the monogenic root cause of SMA and prevent further muscle degeneration by addressing the defective and/or loss of the primary SMN gene. AVXS-101 also targets motor neurons providing rapid onset of effect, and crosses the blood brain barrier allowing an IV dosing route and effective targeting of both central and systemic features.

About AveXis, Inc.

AveXis is a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases. The company’s initial proprietary gene therapy candidate, AVXS-101, is in an ongoing Phase 1 clinical trial for the treatment of SMA Type 1. For additional information, please visit www.avexis.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, AveXis’ research, development and regulatory plans for AVXS-101, including the Company’s commercial manufacturing process, the Company’s potency assay development and the expected timing of the submission of data regarding the potency assay to the FDA, the expected timing of the initiation of the Company’s planned future clinical trials, the expected timing of future meetings with the FDA, the Company’s ability to meet future commercial demand for AVXS-101 through its manufacturing facility and the possibility that the Company may be able to utilize data from its Phase 1 clinical trial in the regulatory pathway of AVXS-101. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, the results of the Company’s ongoing potency assay development efforts are unpredictable, uncertainties regarding the FDA’s agreement that the data generated from such efforts will be sufficient to permit the Company to progress in clinical trials with AVXS-101 drug product from its new manufacturing process, potential timing delays in the Company’s recruitment and enrollment of patients for its planned future clinical trials, uncertainty regarding the potential regulatory approval of AVXS-101 and regulatory developments in the U.S. and EU, as well as other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of AveXis’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017. In addition to the risks described above and in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect AveXis’ results. There can be no assurance that the actual results or developments anticipated by AveXis will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, AveXis. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. AveXis cautions investors not to rely too heavily on the forward-looking statements AveXis makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). AveXis undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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